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                                                                 Exhibit 10.24

[Travelocity Logo]

October 25, 2001


Chris McAndrews
Senior Vice President
Leisure Travel and Media
Travelocity.com
303 Second Street
Suite 500 S
San Francisco, CA 94107


Re:  Clarification of prior correspondence regarding Executive
     Termination Benefits


Dear Chris,

As discussed, this will confirm that nothing in the Executive Termination Benefits Agreement dated as of August 2, 2000 between you and the company shall be interpreted as superseding or limiting any benefits to you or rights you have under the letter agreement between you and the company dated as of May 15, 2000 (Letter Agreement).

This shall also confirm that the provisions of the Letter Agreement were intended to and do create a right on your behalf to receive the benefits specified in Paragraph 4 of the Letter Agreement in the event your employment with the company is terminated without Cause (as defined in the Letter Agreement) for any reason other than in connection with a Change in Control, in which case the provisions of Paragraph 5 shall govern.

Sincerely,

/s/ Terrell B. Jones
Terrell B. Jones
President & CEO